UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2020

CATCHMARK TIMBER TRUST, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-36239	20-3536671
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5 Concourse Parkway, Suite 2650

Atlanta, Georgia 30328

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (855) 858-9794

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered or to be registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	CTT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 1.01	Entry into a Material Definitive Agreement

On June 24, 2020, Creek Pine Holdings, LLC (“Holdings”), a wholly owned subsidiary of CatchMark Timber Trust, Inc. (“CatchMark”), entered into an Amended and Restated Limited Partnership Agreement (the “Amended and Restated Joint Venture Agreement”) with respect to TexMark Timber Treasury, L.P. (“Triple T”) ”), a joint venture with Triple T GP, LLC, IMC RRIF C US Inc., IMC RRIF M US Inc., IMC RRIF PS US Inc., IMC RRIF T US Inc., IMC RRIF WS US Inc., IMC RRIF H US Inc., and bcIMC (WCBAF REKYN) Investment Corporation, Caddo TIG Newco L.P., Caddo Investors Holdings 1 LLC, Highland Floating Rate Opportunities Fund, NexPoint Strategic Opportunities Fund, NexPoint Real Estate Strategies Fund, and JAWS Capital, LP.

In connection with entering into the Amended and Restated Joint Venture Agreement, Holdings made a $5 million investment in additional equity on the same terms and conditions as CatchMark’s existing investment in Triple T. The Amended and Restated Joint Venture Agreement further provides for an increase in the 10.25% cumulative return on the preferred investors’ interests in Triple T’s subsidiary real estate investment trust of 0.5% per quarter, subject to a maximum increase of 2.0% and subject to decrease in other circumstances.

The proceeds of the additional investment described above, along with the proceeds from $100.0 million of borrowings under the delayed draw term loan portion of Triple T’s credit facility and $40.0 million of borrowings under a new incremental term loan under Triple T’s credit facility were used to make a payment of $145.0 million to Georgia-Pacific WFS, LLC (“GP”) in connection with a subsidiary of Triple T, Crown Pine Realty 1, Inc., entering into amended supply and support agreements with GP.

Also on June 24, 2020, a subsidiary of CatchMark entered into an Amended and Restated Asset Management Agreement with respect to Triple T, pursuant to which Brian M. Davis, Chief Executive Officer and President of CatchMark was designated as the “Key Man” under the agreement. In addition, the Amended and Restated Asset Management Agreement provides that the CatchMark subsidiary party to the agreement will receive an asset management fee equal to 1% of (a) the sum of the purchase price for the timberland property and the amount paid to GP described above, multiplied by (b) 78.4%, which was the percentage of original equity contributions made by the preferred investors in Triple T. In the event the preferred investors in Triple T have not received a return of their capital contributions plus their preferred return described above, then the asset management fee percentage decreases from 1% to 0.75% at October 1, 2021, and to 0.25% at July 1, 2022.

Under the Amended and Restated Joint Venture Agreement, the management, control, operation and policy of Triple T is vested exclusively in its general partner, Triple T GP, LLC, which is a subsidiary of CatchMark, subject to the requirement that the general partner may not act on behalf of our in the name of Triple T without the consent of Triple T’s Board of Directors and subject to additional consent rights of the preferred investors with respect to certain major decisions specified therein. Triple T’s Board of Directors currently consists of appointees of CatchMark and certain preferred investors in Triple T, with the directors appointed by CatchMark having an aggregate of five votes and the directors appointed by the preferred investors having an aggregate of four votes. After July 6, 2022 and in other specified circumstances, the members of Triple T’s board of directors appointed by the preferred investors may elect to implement an “Alternative Voting System” pursuant to which the directors appointed by CatchMark would have an aggregate of one vote and the directors appointed by the preferred investors would have four votes.

The Amended and Restated Joint Venture Agreement and the Amended and Restated Asset Management Agreement otherwise remain in full force and effect. The foregoing descriptions of the Amended and Restated Joint Venture Agreement and the Amended and Restated Asset Management Agreement (the “Transaction Agreements”) and the transactions contemplated thereby do not purport to be complete descriptions and are subject to and qualified in their entirety by reference to the Transaction Agreements, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, the terms of which are incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On June 24, 2020, the Company issued a press release with respect to certain amendments to the GP supply and support agreements and certain amendments to the Triple T joint venture agreements and related matters. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The attached Exhibit 99.1 is furnished to the Securities and Exchange Commission (the “SEC”) and shall not be deemed “filed” with the SEC for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and shall not be deemed to be incorporated by reference into any filing filed under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing.

Item 9.01.	Financial Statements and Exhibits

(d)    Exhibits

The following exhibits are filed with this report:

Exhibit No.	Exhibit Description
10.1*	Amended and Restated Limited Partnership Agreement of TexMark Timber Treasury, L.P., dated as of June 24, 2020

10.2*	Amended and Restated Asset Management Agreement, dated as of June 24, 2020, between Creek Pine REIT, LLC, Crown Pine Realty 1, Inc. and CatchMark TRS Creek Management, LLC

99.1	Press Release, dated 24, 2020

* Certain portions of this exhibit have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

This Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as "may," "will," "expect," "intend," "anticipate," "estimate," "believe," "continue," or other similar words. However, the absence of these or similar words or expressions does not mean that a statement is not forward-looking. Forward-looking statements are not guarantees of performance and are based on certain assumptions, discuss future expectations, describe plans and strategies, contain projections of results of operations or of financial condition or state other forward-looking information. Forward-looking statements in this press release include, but are not limited to, statements about the ability to achieve market-based pricing, the potential to achieve increased returns for all Triple T investors, improved value and cash flows from the property and the ability to make opportunistic timberland sales to recapitalize the investment. Risks and uncertainties that could cause our actual results to differ from these forward-looking statements include, but are not limited to, that (i) Triple T may not generate the harvest volumes from its timberlands that we currently anticipate; (ii) the demand for Triple T’s timber may not increase at the rate we currently anticipate or at all due to changes in general economic and business conditions in the geographic regions where the timberlands are located, including as a result of the COVID-19 pandemic and the measures taken as a response thereto; (iii) a downturn in the real estate market, including decreases in demand and valuations, may adversely impact Triple T’s ability to generate income and cash flow from sales of higher-and-better use properties; (iv) timber prices could decline, which would negatively impact Triple T’s revenues; (v) Triple T may not be able to make large dispositions of timberland at prices that are attractive to us or at all; (vi) Triple T may not be able to access external sources of capital at attractive rates or at all; (ix) potential increases in interest rates could have a negative impact on Triple T’s business; (vii) we may not be successful in effectively managing the Triple T joint venture and the anticipated benefits of the joint venture may not be realized, including that our asset management fee could be deferred or decreased, we may not earn an incentive-based promote and our investment in the joint venture may lose value; and (ix) the factors described in Part I, Item 1A. Risk Factors of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, Part II, Item 1A. Risk Factors of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, and our other filings with the Securities and Exchange Commission. Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. We undertake no obligation to update our forward-looking statements, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CATCHMARK TIMBER TRUST, INC.

By:	/s/ Lesley H. Solomon
Lesley H. Solomon
General Counsel and Secretary

Dated: June 24, 2020